Subsidiary Name	State of Organization	Doing Business as Name

Chelsea Allen Development, LP S/C Allen Development LLC Chelsea Texas LLC Cannery Row Associates Chelsea GCA Realty, LLC Chelsea Financing Partnership, L.P.	Texas Delaware Delaware California Delaware Delaware	Allen Premium Outlets none none American Tin Cannery Premium Outlets none Folsom Premium Outlets, St. Helena Premium Outlets, Columbia Gorge Premium Outlets, Napa Premium Outlets
Chelsea Delaware LLC
CPG Finance Holdings I LLC
CPG Finance I LLC
CPG Finance Holdings II LLC
CPG Finance II LLC
CPG Texas LLC
CPG Texas Finance I LLC
CPG Texas Finance II LLC
CPG Texas LP
CPG Texas I LP
CPG Delaware LLC
Chelsea Pacific LLC
CPG Operating Corp
Chelsea International Operating Corp
Chelsea Interactive, Inc.
CI Better Brands LLC
Chelsea Orlando Development, L P
S/C Orlando Development LLC
F/C Acquisition Holdings LLC
F/C Kittery Development LLC
F/C Waterloo Development LLC
F/C Michigan City Development LLC
F/C Gilroy Development LLC
F/C PRT Holdings, LLC
F/C Gilroy Holdings, LLC
Simon/Chelsea Las Vegas Development LLC
Simon/Chelsea Chicago Development LLC
Chelsea Mexico, Inc.
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Texas
Texas
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Florida
Delaware
Delaware
Delaware
Delaware
Delaware
California
Delaware
Delaware
Delaware
Delaware
Delaware	none
none
Factory Stores of America
none
Factory Stores of America
none
none
none
Factory Stores of America
Factory Stores of America
Carolina Outlet Center
none
none
none
none
none
Orlando Premium Outlets
none
none
Kittery Premium Outlets
Waterloo Premium Outlets
Lighthouse Place Premium Outlets
Gilroy Premium Outlets
none
none
Las Vegas Premium Outlets
Chicago Premium Outlets
none